Exhibit 99.1

June 19, 2017

Dear Shareholders;

SenesTech is continuing to grow and expand our technology reach into commercial settings. As a new public company our operations, communications, and connection patterns with you are shifting. Our interactions with our investors have a new, and less personal feel as evidenced by our most recent shareholder meeting in Phoenix. Although these are the growth pains we have all long-awaited, they are none-the-less changes in how we communicate and not always satisfying. As we were building this company together we remember when we were private and our annual meetings were open, invited engagement, spirited, and definitely widely attended. This past annual meeting was stiff, legal, and hardly anyone came in person. I understand, as the meeting notice and proxy were not inviting. We are now a public company and our patterns of interaction have changed. That in no way means that our culture of being responsive, dedicated to our mission and mindful of our path together has veered away from our original commitment. It was commented to us by many IPO experienced people when we were on our roadshow to become a public company that “700 original private investors - no body does it that way”. Yes, we are unique!

What we must now do is communicate in a way that assures everyone receives the same information at the same time. We are making connections more of a priority and working on innovative ways to operate within the guidelines of an SEC regulated company while continuing to remain “who we are”: open, enthusiastic, proud of our investment beginnings, dedicated to the mission, ethic, and vision that is and will always be, SenesTech.

We have reached yet another milestone in our growth. As of now, the “lock up” in trading our shares has expired. To trade our shares there are steps that remove the trading restriction from your shares, “the legend”, that must be processed through our transfer agent, Transfer On Line. Attached to this letter are instructions that may be useful to you. We are standing by to help so please call if you have any questions.

As always, Cheryl and I remain at your service and dedicated to our common goals of commercializing a product and technology that truly has the potential of changing how we manage animal-human interactions forever in a humane, sustainable, and safe manner for our planet. We are grateful to all of you and it is an honor and privilege to be on this journey together.

Warm regards,

Loretta P. Mayer, PhD, Founder	Cheryl A. Dyer, PhD, Founder
CEO and Chairman	Chief Research Officer and President
Dear shareholder,

We have received the blanket legal opinion from Senestech and are ready to begin releasing the Rule 144 restrictions.

To assist you in your request to remove the Rule 144 restriction, perform the following steps:

1.	Send stock power transmittal with instructions and a completed sellers representation letter if we are performing a DWAC transaction or changing the registration, to the below address, you can find both forms at https://transferonline.com/Resources/DownloadForms.
2.	Send in your physical certificate or a DRS book entry statement.
3.	(Only if we are performing a DWAC transaction or changing the registration.) Obtain a medallion guarantee stamp on the specified area on the stock power transmittal form. You can obtain a medallion stamp at your bank or broker.
If you have any questions about filling out the form, please contact Transfer Online.
4.	Make a check payable to Transfer Online for amounts due as indicated below: Cancellation per certificate: $10.00 Issuance per certificate: $50.00 ADDITIONAL FEE FOR DRS/DWAC: $60.00 per certificate
5.	Send your Medallion-stamped form, instructions, additional items and check to:

Transfer Online, Inc.

512 SE Salmon St.

Portland OR, 97214

DWAC Delivery:

Shareholder will supply a Stock Power/Transmittal form signed and stamped with a Medallion Signature Guarantee Stamp.

Shareholder will need to provide the DWAC instructions to the receiving broker.  A DWAC Deposit request will need to be placed through DTC using TA #50099 and reference the shareholder account number and name.

DRS Delivery:

The shareholder will provide written notification to Transfer Online of the intent to transfer shares by DRS.  The receiving broker will need to receive a copy of the DRS Statement and initiate the DRS request using TA# 7837, the Transfer Online account number, social security number, and amount of the shares being requested.

Once we receive your check and form, we may process your request within 30 days.

Thanks!

Best Regards,

Carolyn Hall

Account Executive

Transfer Online, Inc.

carolyn@transferonline.com

512 SE Salmon ST

Portland, OR 97214

503.227.2950 main

503.227.6874 FAX